Exhibit 99.2

B&G Foods, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 17, 2018, pursuant to an agreement entered into on September 12, 2018, B&G Foods, Inc. and our subsidiaries completed the sale of the Pirate Brands business to Amplify Snack Brands, Inc., a subsidiary of The Hershey Company, for a purchase price of $420.0 million in cash, subject to closing and post-closing adjustments based upon inventory at closing.  The Pirate Brands business includes the Pirate’s Booty, Smart Puffs and Original Tings brands.  We refer to this sale as the Pirate Brands sale.  B&G Foods used the proceeds from the sale together with additional borrowings under our revolving credit facility to prepay the entire $500.1 million principal amount of tranche B term loans outstanding under our credit facility, and intends to pay taxes, fees and expenses related to the sale when such payments are due with cash on hand or additional borrowings under our revolving credit facility. The unaudited pro forma condensed consolidated financial statements and accompanying notes reflect the mandatory prepayment of $352.2 million principal amount of tranche B term loans that we made with the net proceeds of the Pirate Brands sale but do not reflect the optional prepayment of $147.9 million principal amount of tranche B term loans that we made subsequent to the Pirate Brands sale from cash on hand and the proceeds of additional revolving loans under our credit agreement.

The unaudited pro forma condensed consolidated balance sheet at June 30, 2018 is presented as if the sale and related mandatory prepayment of long-term debt, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred on June 30, 2018.  The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 30, 2017 the two quarters ended June 30, 2018 are presented as if the Pirate Brands sale and related mandatory prepayment of long-term debt had occurred on January 1, 2017 and December 31, 2017, respectively.

The unaudited pro forma condensed consolidated financial statements are based on our historical financial statements and information derived from our accounting records regarding Pirate Brands for the periods presented.  The unaudited pro forma condensed consolidated financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that we believe are reasonable.  The unaudited pro forma condensed consolidated financial statements do not purport to represent our results of operations or financial position that would have resulted had the Pirate Brands sale and related mandatory prepayment of long-term debt to which pro forma effect is given been consummated as of the dates indicated.  The unaudited pro forma condensed consolidated financial statements set forth below are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the Pirate Brands sale and the related mandatory prepayment of long-term debt been completed as of the dates indicated or of the results that may be obtained in the future.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto for B&G Foods that are included in our Annual Report on Form 10-K for the Year Ended December 30, 2017 filed with the Securities and Exchange Commission (SEC) on March 1, 2018 and our Quarterly Report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 6, 2018.

B&G Foods, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2018

(In thousands, except share and per share amounts)

	As Reported(1)	Pro Forma Adjustments		Pro Forma

Assets

Current Assets:
Cash and cash equivalents	$62,840	$67,302	(2)	$130,142
Trade accounts receivable, net	137,147	—		137,147
Inventories	446,273	(6,958)		439,315
Prepaid expenses and other current assets	24,371	—		24,371
Income tax receivable	16,712	—		16,712
Total current assets	687,343	60,344		747,687

Property, plant and equipment, net	271,955	(427)		271,528
Goodwill	652,143	(68,345	)(3)	583,798
Other intangibles, net	1,739,102	(161,350)		1,577,752
Other assets	1,479	—		1,479
Deferred income taxes	3,091	—		3,091
Total assets	$3,355,113	$(169,778)		$3,185,335

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$115,595	$—		$115,595
Accrued expenses	37,301	—		37,301
Income tax payable	140	67,302	(4)	67,442
Dividends payable	31,318	—		31,318
Total current liabilities	184,354	67,302		251,656

Long-term debt	2,073,874	(344,892	)(4)	1,728,982
Other liabilities	25,998	—		25,998
Deferred income taxes	243,873	(23,411)		220,462
Total liabilities	2,528,099	(301,001)		2,227,098

Stockholders’ equity:
Preferred stock	—	—		—
Common stock	659	—		659
Additional paid-in-capital	186,745	—		186,745
Accumulated other comprehensive loss	(23,034)	—		(23,034)
Retained earnings	662,644	131,223	(5)	793,867
Total stockholders’ equity	827,014	131,223		958,237
Total liabilities and stockholders’ equity	$3,355,113	$(169,778)		$3,185,335

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

B&G Foods, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 30, 2017
(In thousands, except per share data)

	As Reported(6)	Pro Forma Adjustments		Pro Forma

Net sales	$1,646,387	$(87,705	)(7)	$1,558,682
Cost of goods sold	1,205,809	(61,682	)(7)	1,144,127
Gross profit	440,578	(26,023)		414,555

Operating expenses:
Selling, general and administrative expenses	185,056	(9,976	)(7)	175,080
Amortization expense	17,611	(570	)(8)	17,041
Operating income	237,911	(15,477)		222,434

Other income and expenses:
Interest expense, net	91,784	(21,132	)(9)	70,652
Loss on extinguishment of debt	1,163	—	(10)	1,163
Other expense (income)	(3,098)	—		(3,098)
Income before income tax expense	148,062	5,655		153,717
Income tax expense	(69,401)	2,183	(11)	(67,218)
Net income	$217,463	$3,472		$220,935

Weighted average shares outstanding:
Basic	66,487	—		66,487
Diluted	66,706	—		66,706
Earnings per share:
Basic	$3.27	$0.05		$3.32
Diluted	$3.26	$0.05		$3.31

Cash dividends declared per share	$1.86	—		$1.86

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

B&G Foods, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Two Quarters Ended June 30, 2018
(In thousands, except per share data)

	As Reported(6)	Pro Forma Adjustments		Pro Forma

Net sales	$820,107	$(46,202	)(7)	$773,905
Cost of goods sold	635,578	(30,819	)(7)	604,759
Gross profit	184,529	(15,383)		169,146

Operating expenses:
Selling, general and administrative expenses	79,840	(6,681	)(7)	74,159
Amortization expense	9,218	(285	)(8)	8,933
Operating income	95,471	(9,417)		86,054

Other income and expenses:
Interest expense, net	55,913	(10,566	)(9)	45,347
Loss on extinguishment of debt	3,324	—	(10)	3,324
Other expense (income)	(1,666)	—		(1,666)
Income before income tax expense	37,900	1,149		39,049
Income tax expense	9,377	296	(11)	9,673
Net income	$28,523	$853		$29,376

Weighted average shares outstanding:
Basic	66,412	—		66,412
Diluted	66,535	—		66,535
Earnings per share:
Basic	$0.43	$0.01		$0.44
Diluted	$0.43	$0.01		$0.44

Cash dividends declared per share	$0.94	—		$0.94

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

B&G Foods, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)                                 Represents our historical unaudited consolidated balance sheet as of June 30, 2018.

(2)                                 Net change in cash is as follows (dollars in thousands):

Cash sale price	$420,000
Sale-related transaction costs	(500)
Mandatory prepayment of tranche B term loans	(352,198)
Net cash proceeds before income taxes	$67,302

Reduction in long-term debt also includes the write off of debt financing costs related to the prepayment of tranche B term loans.

(3)                                 Reflects the portion of B&G Foods’ total goodwill assigned to Pirate Brands based on Pirate Brands’ enterprise value as of June 30, 2018 as a percentage of B&G Foods’ total enterprise value as of June 30, 2018.  B&G Foods’ enterprise value is calculated as the sum of the value of B&G Foods’ equity (i.e., the closing price of B&G Foods’ common stock on June 30, 2018 multiplied by the number of shares of common stock then outstanding) and B&G Foods’ net debt outstanding as of June 30, 2018.  For purposes of calculating goodwill, Pirate Brands’ enterprise value as of June 30, 2018 is assumed to be the purchase price received for the Pirate Brands sale.

(4)                                 Reflects income taxes payable on the net proceeds from the Pirate Brands sale.

(5)                                 Reflects the estimated gain on the sale and loss on extinguishment of debt related to the prepayment of tranche B term loans not included in the pro forma statements of operations as they are considered to be nonrecurring.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(6)                                 Represents our consolidated results of operations for our fiscal year ended December 30, 2017 and the two quarters ended June 30, 2018.

(7)                                 Adjustments to eliminate the net sales and both direct and allocated operating expenses associated with the Pirate Brands assets consistent with methodologies used in our historical financial statements.

(8)                                 Adjustments to eliminate amortization expense related to amortizable intangibles associated with the Pirate Brands.

(9)                                 Adjustment to our historical interest expense to reflect our mandatory prepayment of tranche B term loans at our current interest rate.

(10)                          Does not reflect the loss on extinguishment of debt related to the prepayment of tranche B term loans as it is considered to be non-recurring.

(11)                          Income tax expense was calculated using the effective tax rate for the period presented, excluding any true up adjustments.